Filed pursuant to 424(b)(3)

Registration No. 333-200594

BLACK CREEK INDUSTRIAL REIT IV INC.

SUPPLEMENT NO. 11 DATED MARCH 8, 2018

TO THE PROSPECTUS DATED JULY 3, 2017

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Black Creek Industrial REIT IV Inc., dated July 3, 2017 (the “Prospectus”), as supplemented by Supplement No. 1, dated August 9, 2017, Supplement No. 2, dated August 28, 2017, Supplement No. 3, dated September 13, 2017, Supplement No. 4, dated September 21, 2017, Supplement No. 5, dated November 2, 2017, Supplement No. 6, dated November 3, 2017, Supplement No. 7, dated November 16, 2017, Supplement No. 8, dated December 4, 2017, Supplement No. 9, dated February 1, 2018 and Supplement No. 10, dated February 6, 2018. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is as follows:

A.            To provide an update to the section of the Prospectus titled “Risk Factors”;

B.            To provide an update to the section of the Prospectus titled “Conflicts of Interest”;

C.            To provide an update to the description of the performance component of the advisory fee; and

D.            To update Appendix B to the Prospectus.

A.  Update to the Section of the Prospectus titled “Risk Factors”

The following risk factor supersedes and replaces the risk factor beginning on page 93 of the Prospectus in the section titled “Risk Factors—Risks Related to the Advisor and Its Affiliates,” including all prior updates to the risk factor in Section E of Supplement No. 2, Section E of Supplement No. 7 and Section A of Supplement No. 10:

We will compete with entities sponsored or advised by affiliates of the Sponsor, for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire or sell investments, and for customers, which may have an adverse impact on our operations.

We will compete with entities sponsored or advised by affiliates of the Sponsor, whether existing or created in the future, as well as entities for whom affiliates of the Sponsor provide certain advisory or management services, for opportunities to acquire, lease, finance or sell certain types of properties. We may also buy, finance or sell properties at the same time as these entities are buying, financing or selling properties. In this regard, there is a risk that we will purchase a property that provides lower returns to us than a property purchased by entities sponsored or advised by affiliates of the Sponsor and entities for whom affiliates of the Sponsor provide certain advisory or management services. Certain entities sponsored or advised by affiliates of the Sponsor own and/or manage properties in geographical areas in which we expect to own properties. Therefore, our properties may compete for customers with other properties owned and/or managed by these entities. The Advisor may face conflicts of interest when evaluating customer leasing opportunities for our properties and other properties owned and/or managed by these entities and these conflicts of interest may have a negative impact on our ability to attract and retain customers.

The Sponsor and the Advisor have implemented lease allocation guidelines to assist with the process of the allocation of leases when we and certain other entities to which affiliates of the Advisor are providing certain advisory services have potentially competing properties with respect to a particular customer. Pursuant to the lease allocation guidelines, if we have an opportunity to bid on a lease with a prospective customer and one or more of these other entities has a potentially competing property, then, under certain circumstances, we may not be permitted to bid on the opportunity and in other circumstances, we and the other entities will be permitted to participate in the bidding process. The lease allocation guidelines are overseen by a joint management committee consisting of our management committee and certain other management representatives associated with other entities to which affiliates of the Advisor are providing similar services.

Because affiliates of the Sponsor and the Advisor currently sponsor and in the future may advise other investment vehicles (each, an “Investment Vehicle”) with overlapping investment objectives, strategies and criteria, potential conflicts of interest may arise with respect to industrial real estate investment opportunities (“Industrial Investments”). In order to manage this potential conflict of interest, in allocating Industrial Investments among the Investment Vehicles, the Sponsor follows an allocation policy (the “Allocation Policy”) which currently provides that if the Sponsor or one of its affiliates is awarded and controls an Industrial Investment that is suitable for more than one Investment Vehicle, based upon various Allocation Factors (defined below), including without limitation availability of capital, portfolio objectives, diversification goals, target investment markets, return requirements, investment timing and the Investment Vehicle’s applicable approval discretion and timing, then the Industrial Investment will be offered to Investment Vehicles on a rotational basis and will be allocated to the Investment Vehicle at the top of the rotation list (that is, the Investment Vehicle that has gone the longest without being allocated an Industrial Investment). If an Investment Vehicle on the list declines the Industrial Investment, it will be rotated to the bottom of the rotation list. Exceptions may be made to the Allocation Policy for (x) transactions necessary to accommodate an exchange pursuant to Section 1031 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (y) characteristics of a particular Industrial Investment or Investment Vehicle, such as adjacency to an existing asset, legal, regulatory or tax concerns or benefits, portfolio balancing or other Allocation Factors listed below, which make the Industrial Investment more advantageous to one of the Investment Vehicles. In addition, the Sponsor may from time to time specify that it will not seek new allocations for more than one Investment Vehicle until certain minimum allocation levels are reached.

The Sponsor may from time to time grant to certain Investment Vehicles certain exclusivity, rotation or other priority (each, a “Special Priority”) with respect to Industrial Investments or other investment opportunities. The only currently existing Special Priority has been granted to our second build-to-core fund (“BTC II”), pursuant to which BTC II will be presented with the following Industrial Investments (subject to the terms and conditions of the BTC II partnership agreement):

•                  BTC II will have the first option to pursue all potential development investments prior to March 31, 2018, and thereafter one out of every three potential development investments.

The Special Priority granted to BTC II will terminate on the earlier to occur of certain events described in the BTC II partnership agreement, such that it will terminate by or before May 2021. The Sponsor or its affiliates may grant additional Special Priorities in the future and from time to time. In addition, to the extent that a potential conflict of interest arises with respect to an investment opportunity other than an Industrial Investment, the Sponsor currently expects to manage the potential conflict of interest by allocating the investment in accordance with the principles of the Allocation Policy the Sponsor follows with respect to Industrial Investments.

“Allocation Factors” are those factors that the Sponsor maintains and updates from time to time based on review by the Sponsor’s Head of Real Estate. Current examples of Allocation Factors include:

•                  Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and opportunistic);

•                  The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•                  The cash requirements of each program;

•                  The strategic proximity of the investment opportunity to other assets;

•                  The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

•                  The policy of each program relating to leverage of investments;

•                  The effect of the acquisition on loan maturity profile;

•                  The effect on lease expiration profile;

•                  Customer concentration;

•                  The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

•                  The effect of the acquisition on the applicable entity’s intention not to be subject to regulation under the Investment Company Act;

•                  Legal considerations, such as Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Foreign Investment in Real Property Tax Act (“FIRPTA”), that may be applicable to specific investment platforms;

•                  The financial attributes of the investment opportunity;

•                  Availability of financing;

•                  Cost of capital;

•                  Ability to service any debt associated with the investment opportunity;

•                  Risk return profiles;

•                  Targeted distribution rates;

•                  Anticipated future pipeline of suitable investments;

•                  Expected holding period of the investment opportunity and the applicable entity’s remaining term;

•                  Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

•                  Whether the applicable entity was formed for the purpose of making a particular type of investment;

•                  Affiliate and/or related party considerations;

•                  The anticipated cash flow of the applicable entity and the asset;

•                  Tax effects of the acquisition, including on REIT or partnership qualifications;

•                  The size of the investment opportunity; and

•                  The amount of funds available to each program and the length of time such funds have been available for investment.

The Sponsor may modify its overall allocation policies from time to time. Any changes to the Sponsor’s allocation policies will be timely reported to our Conflicts Resolution Committee. The Advisor will be required to provide information to our board of directors on a quarterly basis to enable our board of directors, including the independent directors, to determine whether such policies are being fairly applied.

B.  Update to the Section of the Prospectus titled “Conflicts of Interest”

The following supersedes and replaces the section of the Prospectus titled “Conflicts of Interest—Conflict Resolution Procedures—Allocation of Investment Opportunities Among Affiliates and Other Related Entities” beginning on page 183 of the Prospectus:

Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, affiliated with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. The Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

Because affiliates of the Sponsor and the Advisor currently sponsor and in the future may advise other investment vehicles (each, an “Investment Vehicle”) with overlapping investment objectives, strategies and criteria, potential conflicts of interest may arise with respect to industrial real estate investment opportunities (“Industrial Investments”). In order to manage this potential conflict of interest, in allocating Industrial Investments among the Investment Vehicles, the Sponsor follows an allocation policy (the “Allocation Policy”) which currently provides that if the Sponsor or one of its affiliates is awarded and controls an Industrial Investment that is suitable for more than one Investment Vehicle, based upon various Allocation Factors (defined below), including without limitation availability of capital, portfolio objectives, diversification goals, target investment markets, return requirements, investment timing and the Investment Vehicle’s applicable approval discretion and timing, then the Industrial Investment will be offered to Investment Vehicles on a rotational basis and will be allocated to the Investment Vehicle at the top of the rotation list (that is, the Investment Vehicle that has gone the longest without being allocated an Industrial Investment). If an Investment Vehicle on the list declines the Industrial Investment, it will be rotated to the bottom of the rotation list. Exceptions may be made to the Allocation Policy for (x) transactions necessary to accommodate an exchange pursuant to Section 1031 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (y) characteristics of a particular Industrial Investment or Investment Vehicle, such as adjacency to an existing asset, legal, regulatory or tax concerns or benefits, portfolio balancing or other Allocation Factors listed below, which make the Industrial Investment more advantageous to one of the Investment Vehicles. In addition, the Sponsor may from time to time specify that it will not seek new allocations for more than one Investment Vehicle until certain minimum allocation levels are reached.

The Sponsor may from time to time grant to certain Investment Vehicles certain exclusivity, rotation or other priority (each, a “Special Priority”) with respect to Industrial Investments or other investment opportunities. The only currently existing Special Priority has been granted to our second build-to-core fund (“BTC II”), pursuant to which BTC II will be presented with the following Industrial Investments (subject to the terms and conditions of the BTC II partnership agreement):

•                  BTC II will have the first option to pursue all potential development investments prior to March 31, 2018, and thereafter one out of every three potential development investments.

The Special Priority granted to BTC II will terminate on the earlier to occur of certain events described in the BTC II partnership agreement, such that it will terminate by or before May 2021. The Sponsor or its affiliates may grant additional Special Priorities in the future and from time to time. In addition, to the extent that a potential conflict of interest arises with respect to an investment opportunity other than an Industrial Investment, the Sponsor currently expects to manage the potential conflict of interest by allocating the investment in accordance with the principles of the Allocation Policy the Sponsor follows with respect to Industrial Investments.

“Allocation Factors” are those factors that the Sponsor maintains and updates from time to time based on review by the Sponsor’s Head of Real Estate. Current examples of Allocation Factors include:

•                  Overall investment objectives, strategy and criteria, including product type and style of investing (for example, core, core plus, value-add and opportunistic);

•                  The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•                  The cash requirements of each program;

•                  The strategic proximity of the investment opportunity to other assets;

•                  The effect of the acquisition on diversification of investments, including by type of property, geographic area, customers, size and risk;

•                  The policy of each program relating to leverage of investments;

•                  The effect of the acquisition on loan maturity profile;

•                  The effect on lease expiration profile;

•                  Customer concentration;

•                  The effect of the acquisition on ability to comply with any restrictions on investments and indebtedness contained in applicable governing documents, SEC filings, contracts or applicable law or regulation;

•                  The effect of the acquisition on the applicable entity’s intention not to be subject to regulation under the Investment Company Act;

•                  Legal considerations, such as Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Foreign Investment in Real Property Tax Act (“FIRPTA”), that may be applicable to specific investment platforms;

•                  The financial attributes of the investment opportunity;

•                  Availability of financing;

•                  Cost of capital;

•                  Ability to service any debt associated with the investment opportunity;

•                  Risk return profiles;

•                  Targeted distribution rates;

•                  Anticipated future pipeline of suitable investments;

•                  Expected holding period of the investment opportunity and the applicable entity’s remaining term;

•                  Whether the applicable entity still is in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

•                  Whether the applicable entity was formed for the purpose of making a particular type of investment;

•                  Affiliate and/or related party considerations;

•                  The anticipated cash flow of the applicable entity and the asset;

•                  Tax effects of the acquisition, including on REIT or partnership qualifications;

•                  The size of the investment opportunity; and

•                  The amount of funds available to each program and the length of time such funds have been available for investment.

The Sponsor may modify its overall allocation policies from time to time. Any changes to the Sponsor’s allocation policies will be timely reported to our Conflicts Resolution Committee. The Advisor will be required to provide information to our board of directors on a quarterly basis to enable our board of directors, including the independent directors, to determine whether such policies are being fairly applied.

These allocation procedures may result in investment opportunities that are attractive to us being directed to another entity sponsored or advised by affiliates of the Sponsor and the Advisor. In addition, the Sponsor or its affiliates may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by the Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets.

To the extent that the Advisor or another affiliated entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of our board of directors, including a majority of the independent directors.

C.  Update to the Description of the Performance Component of the Advisory Fee

The following updates the description of the performance component of the advisory fee updates the sections of the Prospectus titled “Prospectus Summary—Compensation to the Advisor and its Affiliates,” “The Advisor and the Advisory Agreement—The Advisory Agreement,” “Management Compensation” and “The Operating Partnership Agreement—Operations”:

On March 5, 2018, the Advisory Agreement and the Operating Partnership Agreement were amended and restated in order to clarify that the performance component of the advisory fee (a) will not be calculated, accrued or paid with respect to any year in which we have not determined an initial NAV per share in accordance with our valuation procedures, (b) will begin to be calculated and accrued from and after our determination of the initial NAV per share, and (c) will be calculated for the entirety of the year in which the initial NAV per share is determined, using a beginning NAV per share of $10.00 as of January 1st.  We have not yet determined an NAV.  In addition, the Advisory Agreement and the Operating Partnership Agreement, as amended and restated, clarify that if the Sponsor elects to have the performance component of the advisory fee paid to the Advisor as a fee rather than to the Sponsor as a performance participation interest with respect to the Special Units, the Sponsor has the discretion to make this election with respect to all or any portion of the performance component of the advisory fee for a particular year.

D.   Update to Appendix B

The subscription agreement included as Appendix B to the Prospectus is hereby superseded and replaced with Appendix A to this Supplement. Appendix A to this Supplement supersedes and replaces all prior updates to the subscription agreement, including the updates included in Section I of Supplement No. 1, Section J of Supplement No. 3, Section E of Supplement No. 5, and Section B of Supplement No. 9.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

1.	Investment — See payment instructions on next page.

Please check the appropriate box:

☐    Initial Investment — This is my initial investment: $2,000 minimum for Class T shares and Class W shares; $1,000,000 for Class I shares (unless waived) ($2,500 minimum for non-qualified plans in NY, which cannot be waived).

☐ Additional Investment — This is an additional investment: $500 minimum.
Total $ Invested

Account #

State of Sale

2.	Account Type — Select Class T Shares, Class W Shares or Class I Shares below (choose only one).

This Subscription Agreement is for Class T shares, Class W shares and Class I shares. Please consult with your financial advisor regarding the account type and commissions structure of your investment and check one of the following options. The prospectus of Black Creek Industrial REIT IV as amended and supplemented as of the date hereof (the “Prospectus”) contains additional information regarding the different share classes.

☐ Class T Share
☐ Class W Share (available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus).
☐ Class I Share (available for certain accounts and other eligible investors as disclosed in the prospectus).

3.	Type of Ownership (All authorized owners must sign in section 10.)

	Non-Custodial Ownership	Custodial Ownership

	Brokerage Account Number	Custodian Account Number

	☐ Individual Ownership	☐ Traditional IRA

	☐ Joint Tenants with Rights of Survivorship	☐ Roth IRA

	☐ Transfer on Death	☐ Decedent IRA
Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

	☐ Tenants in Common	Name of Deceased

	☐ Community Property	☐ Simplified Employee Pension / Trust (SEP)

	☐ Uniform Gift to Minors Act	☐ Other (Specify)

☐ Plan
Additional documentation required in section 4C.

☐ Trust
	Additional documentation required in section 4C.	(Required for custodial ownership accounts.)

	☐ Corporation / Partnership	Custodian Information
	Additional documentation required in section 4C.	To be completed by Custodian listed above.

☐ Other (Specify)

Name of Custodian

Custodian Tax ID #

Custodian Telephone #

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

4.	Subscriber Information

☐ Employee or Affiliate of Advisor of Black Creek Industrial REIT IV

A.	Investor Information
(Investor / Trustee / Executor / Authorized Signatory information)

	First Name		Last Name

	Social Security / Taxpayer ID #		Date of Birth (MM/DD/YYYY)

	Telephone #		E-mail Address

Residential Address (no P.O. Box)

	Street Address		City	State	Zip

Mailing Address (if different from above)

	Street Address		City	State	Zip

Please Indicate Citizenship Status

	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

B.	Co-Investor Information
(Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

	First Name		Last Name

	Social Security / Taxpayer ID #		Date of Birth (MM/DD/YYYY)

Telephone #

Residential Address (no P.O. Box)

	Street Address		City	State	Zip

Mailing Address (if different from above)

	Street Address		City	State	Zip

Please Indicate Citizenship Status

	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

C.	Entity Information — Retirement Plan / Trust / Corporation / Partnership / Other
(Trustee(s) and / or Authorized Signatory(s) information MUST be provided in sections 4A and 4B)

	Entity Name		Entity Tax ID #	Date of Trust

Entity Type (Select one — required)

	☐ Retirement Plan (Plan documentation required)		☐ LLC (Plan documentation required)

	☐ Taxable Trust (First and last pages of the trust document required)		☐ Partnership (Plan documentation required)

	☐ Tax-exempt Trust (First and last pages of the trust document required)		☐ Estate (Letter of Testamentary required)

	☐ S-Corp (Corporate Resolution required)		☐ Other (Specify)

☐ C-Corp (Corporate Resolution required)

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

5.	E-Consent

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, tax documents, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Black Creek Industrial REIT IV. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in sole discretion, elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

☐ I consent to electronic delivery

E-mail Address

If blank, the e-mail address provided in section 4 will be used.

6.	Investment Method

☐      By Mail — Attach a check made payable to Black Creek Industrial REIT IV, unless you are a resident of Pennsylvania, in which case checks should be made payable to UMB Bank, N.A., as Escrow Agent for Black Creek Industrial REIT IV Inc.

☐      By Wire — Account Name: UMB Bank, N.A., Kansas City, MO 64106

ABA Routing Number: 101000695

Account Number: 9871976114

Beneficiary: Black Creek Industrial REIT IV

Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐      Asset Transfer —

☐  Asset transfer form sent to transferring institution.                                                ☐  Asset transfer form included with subscription.

7.	Distributions

IF YOU ARE NOT A KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEW JERSEY, OHIO, OREGON OR WASHINGTON INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, check the appropriate box below.

IF YOU ARE A KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEW JERSEY, OHIO, OREGON OR WASHINGTON INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, check this box: ☐

If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below.

Non-Custodial Ownership

☐      I prefer that my distribution be deposited directly into the account listed in section 8.

☐      I prefer that my distribution be paid by check and sent to the address listed in section 4.

Custodial Ownership

☐      I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in section 3.

For Custodial accounts, if you elect cash distributions, the funds must be sent to the Custodian.

8.	Bank or Brokerage Account Information

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

Name of Financial Institution

	Street Address	City	State	ZIP

Name(s) on Account

	ABA Numbers / Bank Account Number	Account Number

	o Checking (Attach a voided check.)	o Savings (Attach a voided deposit slip.)	o Brokerage

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

9. Suitability and Other Representations (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf.

In order to induce Black Creek Industrial REIT IV to accept this subscription, I (we) hereby represent and warrant that:	Investor	Co-Investor

a)           I (we) understand that the transaction price per share at which my (our) investment will be executed will be made available at www.bcindustrialiv.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. I (we) understand that once Black Creek Industrial REIT IV commences monthly valuations, which will be as of a date no later than June 30, 2018, the transaction price per share generally will be made available within 15 calendar days after the last calendar day of each month, and such transaction price will generally be the transaction price for the then-current month for each share class. I (we) understand that my (our) subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made publicly available. I (we) understand that I (we) am (are) not committed to purchase shares at the time my (our) subscription order is submitted and I (we) may cancel my (our) subscription at any time before the time it has been accepted as described in the previous sentence. I (we) understand that I (we) may withdraw my (our) purchase request during such period by notifying the transfer agent, my (our) financial intermediary, or directly through Black Creek Industrial REIT IV’s toll-free, automated telephone line, 888.310.9352.

	(a) Initials	Initials
b) I have (we have) received a copy of the final Prospectus.	(b) Initials	Initials
c) I am (we are) purchasing shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials	Initials

d)           I (we) hereby authorize Black Creek Industrial REIT IV, upon occurrence of a Liquidity Event (as defined in Black Creek Industrial REIT IV’s Prospectus), to share with the Registered Representative’s firm listed in section 11 the identification number that is assigned to my (our) securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

	(d) Initials	Initials

e)           I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

	(e) Initials	Initials

f)             If I am (we are) a resident of AL, IA, ID, KS, KY, MA, ME, NE, NJ, NM, ND, OR, PA, TN or VT, I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

	(f) Initials	Initials

g)           If the investor is a partnership, limited liability company, or other corporate entity, each equity owner of such entity meets,on an individual basis, the suitability standards set forth in the “Suitability Standards” section of the Prospectus, including any higher state-specific requirements as applicable to such equity owner.

	(g) Initials	Initials

h)           If I am (we are) an Alabama resident, I (we) have a liquid net worth of at least 10 times my investment in the shares of Black Creek Industrial REIT IV and other similar public, illiquid direct participation programs.

	(h) Initials	Initials

i)              If I am (we are) an Iowa resident, I (we) have either: (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings); or (ii) a minimum of annual gross income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my (our) total investment in the shares of Black Creek Industrial REIT IV or any of its affiliates, and the shares of any other non-exchange-traded REIT, cannot exceed 10% of my (our) liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

	(i) Initials	Initials

j)              If I am (we are) a Kansas investor, I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND a minimum of $70,000 gross income in the last 12 months. I (we) acknowledge that these suitability requirements can be met by myself (ourselves) or the fiduciary acting on my (our) behalf.

	(j) Initials	Initials

k)           If I am (we are) a Kansas resident, I am (we are) limiting my (our) aggregate investment in the securities of Black Creek Industrial REIT IV and other similar programs to no more than 10% of my (our) liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with United States generally accepted accounting principles.

	(k) Initials	Initials

l)              If I am (we are) a Kentucky resident, I (we) shall not invest more than 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities) in Black Creek Industrial REIT IV’s shares or the shares of Black Creek Industrial REIT IV’s affiliates’ non-publicly traded real estate investment trusts.

	(l) Initials	Initials

m)        If I am (we are) a Nebraska resident, in addition to meeting the suitability standards set forth in the “Suitability Standards” section of the Prospectus, I am (we are) limiting my (our) aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) to 10% of my (our) net worth (excluding the value of my (our) home, home furnishings, and automobiles). An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal Securities laws is not subject to the foregoing limitations.

	(m) Initials	Initials

n)           If I am (we are) a New Jersey resident, I (we) have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in Black Creek Industrial REIT IV, Black Creek Industrial REIT IV’s affiliates, and other non-publicly traded direct investment programs (including REITs, BDCs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.

	(n) Initials	Initials

o)           If I am (we are) a North Dakota resident, in addition to the standards set forth in the “Suitability Standards” section of the Prospectus, I (we) have a net worth of at least ten times my (our) investment in this offering.

	(o) Initials	Initials

p)           If I am (we are) an Ohio resident, I am (we are) limiting my (our) investment in Black Creek Industrial REIT IV, its affiliates and other non-traded real estate investment programs to no more than 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

	(p) Initials	Initials

q)           If I am (we are) an Oregon resident, in addition to meeting the suitability standards set forth in the “Suitability Standards” section of the Prospectus, I (we) have a net worth of at least ten times my (our) investment in Black Creek Industrial REIT IV’s shares and those of its affiliates.

	(q) Initials	Initials

r)             If I am (we are) a Pennsylvania resident, in addition to meeting the suitability standards set forth in the “Suitability Standards” section of the Prospectus, I (we) shall not invest more than 10% of my (our) net worth (exclusive of home, furnishings and automobiles) in these securities.

	(r) Initials	Initials

s)           If I am (we are) a Vermont resident and I am (we are) not an accredited investor, in addition to meeting the suitability standards set forth in the “Suitability Standards” section of the Prospectus, my (our) investment in this offering does not exceed 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

	(s) Initials	Initials

t)             If an affiliate of Black Creek Industrial REIT IV or its advisor, BCI IV Advisors LLC, I (we) represent that the shares are being purchased for investment purposes only and not for immediate resale.

	(t) Initials	Initials

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

10.	Subscriber Signatures — All parties must sign.

I (we) declare that the information supplied is true and correct and may be relied upon by Black Creek Industrial REIT IV I (we) acknowledge and agree that the terms of this Subscription Agreement include only those terms on the Subscription Agreement and those specifically required to complete the Subscription Agreement. Any additional terms added to the Subscription Agreement by hand or otherwise are void and of no effect. The terms of the offering set forth in the Prospectus cannot be altered by this Subscription Agreement.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security / Taxpayer ID # field in section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because:

(a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

I acknowledge that the Registered Representative (broker of record) indicated in the section below will have full access to my account information, including, but not limited to, the number of shares I own, tax information (including the Form 1099), redemption information, and my social security number and other personal identifying information. Investors may change the broker of record at any time by contacting the Black Creek Industrial REIT IV’s transfer agent, DST Systems, Inc.

	Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

Investor Name	Black Creek Industrial REIT IV

Subscription Agreement
CLASS T SHARES, CLASS W SHARES AND CLASS I SHARES

11.	Broker / Dealer — To be completed by the Registered Representative (RR).

The Broker / Dealer (B / D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The undersigned confirms by its signature, on behalf of the Broker / Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The Broker / Dealer agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned further represents and certifies, on behalf of the Broker / Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned further confirms by its signature, on behalf of the Broker / Dealer that, to the extent the investor identified herein is a plan, plan fiduciary, plan participant or beneficiary, IRA, or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or Section 4975 of the Internal Revenue Code of 1986, as amended (Code): (i) there is no financial interest, ownership interest, or other relationship, agreement, or understanding that would limit its ability to carry out its fiduciary responsibility to such investor beyond the control, direction, or influence of other persons involved in such investor’s purchase of shares; (ii) it is capable of evaluating investment risk independently, both in general and with regard to particular transactions and investment strategies; and (iii) it is a fiduciary under ERISA or the Code, or both, with respect to such investor’s purchase of shares, and it is responsible for exercising independent judgment in evaluating such investor’s purchase of shares.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus and that the suitability provisions in section 9 of this form have been discussed with the investor(s), if applicable, for their state of residence.

	Name of RR			Broker / Dealer Name	Telephone Number

	Mailing Address			Home Officer Mailing Address

	City	State	ZIP	City	State	ZIP

	B / D Rep #	CRD#	RR Telephone Number		RR E-mail Address

	Signature – RR			Signature – Broker / Dealer (if applicable)

Please be aware that Black Creek Industrial REIT IV, BCI IV Advisors LLC (the “Advisor”), BCI IV Advisors Group LLC and Black Creek Capital Markets, LLC (the “Dealer Manager”) and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with Black Creek Industrial REIT IV’s public offering or the purchase of Black Creek Industrial REIT IV’s common stock and that the Advisor and the Dealer Manager have financial interests associated with the purchase of Black Creek Industrial REIT IV’s common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from Black Creek Industrial REIT IV in connection with the purchase of the shares.

No sale of shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month (unless waived). You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the Prospectus in its entirety. If an investor participating in the Distribution Reinvestment Plan or making additional investments in shares experiences a material adverse change in the investor’s financial condition or can no longer make the representations and warranties set forth in section 9, Black Creek Industrial REIT IV requests that the investor promptly notify Black Creek Industrial REIT IV and the investor’s Broker / Dealer in writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Black Creek Industrial REIT IV Inc.

Direct Overnight Mail:	P.O. Box:
Black Creek Group	Black Creek Group
C/O DST Systems Inc.	P.O. Box 219079
430 W 7th Street, Suite 219079	Kansas City, MO 64121-0979
Kansas City, MO 64105

Black Creek Group — Black Creek Industrial REIT IV Contact Information:

Phone: 866.324.REIT (324.7348)     Web Site: bcindustrialiv.com       E-mail: operations@blackcreekgroup.com

BCIRIV-RET-SA-TWI-FEB18